SUPPLEMENT dated October 29, 2004

(to Prospectus Supplement Dated October 27, 2004)

to Prospectus Dated July 27, 2004)

$334,344,902

(Approximate)

Mortgage Pass-Through Certificates, Series 2004-13F

GSR Mortgage Loan Trust 2004-13F

Issuer

GS Mortgage Securities Corp.

Depositor

Chase Manhattan Mortgage Corporation

Master Servicer

Wachovia Bank, National Association

Trustee

JP Morgan Chase Bank

Securities Administrator

ABN AMRO Mortgage Group, Inc.

CitiMortgage, Inc.

GreenPoint Mortgage Funding, Inc.

National City Mortgage Co.

Wells Fargo Bank, N.A.

Servicers

              Notwithstanding anything to the contrary on pages S-16, S-21 and S-62 of the accompanying Prospectus Supplement, on any Distribution Date after the first date on which the aggregate outstanding principal balance of the Mortgage Loans is less than 1% of the aggregate scheduled principal balance of the Mortgage Loans (determined in the aggregate, rather than by Loan Group) as of the Cut-Off Date, Wells Fargo may purchase, or cause to be purchased, the Mortgage Loans remaining and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, which will cause the retirement of the certificates.

              Capitalized terms used but not defined herein have the meanings assigned to them in the accompanying Prospectus Supplement.